SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K filed on April 10, 2012, Webster Financial Corporation (the “Corporation”) reported that it had entered into a Separation Agreement and General Release with Jeffrey N. Brown, Executive Vice President, Human Resources, Marketing and Communications of the Corporation and Webster Bank, National Association, the Corporation’s wholly owned subsidiary (together with the Corporation, “Webster”), dated as of April 6, 2012 (the “Separation Agreement”).

On July 27, 2012, Webster and Mr. Brown amended the Separation Agreement effective as of July 27, 2012 (the “Amendment”), to, among other things, (i) continue his employment with Webster through August 31, 2012 and (ii) modify the cash payment he was entitled to receive to 8/12ths of his target annual incentive bonus for 2012.

The foregoing description of the Amendment is a summary only and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Separation Agreement and General Release by and among Webster Financial Corporation, Webster Bank, National Association and Jeffrey N. Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: July 27, 2012	By:	/s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Separation Agreement and General Release by and among Webster Financial Corporation, Webster Bank, National Association and Jeffrey N. Brown.